For Immediate Release

U.S. ENERGY CORP. TO PRESENT AT THE IPAA OIL & GAS INVESTMENT SYMPOSIUM

RIVERTON, Wyoming – April 7, 2011 – U.S. Energy Corp. (NASDAQ Capital Market: “USEG”) (“USE” or the “Company”), today announced that Keith G. Larsen, CEO of U.S. Energy Corp. will present at the IPAA Oil & Gas Investment Symposium in New York, on Tuesday, April 12, 2011, at 9:10 a.m. Eastern Time.  To listen to the audio webcast of the presentation and view accompanying presentation materials, there will be a link accessible from U.S. Energy’s home page at www.usnrg.com on the date of the event.

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About U.S. Energy Corp.

U.S. Energy Corp. is a natural resource exploration and development company with a primary focus on the exploration and development of its oil and gas assets.  The Company also owns the Mount Emmons molybdenum deposit located in west central Colorado.  The Company is headquartered in Riverton, Wyoming and trades on the NASDAQ Capital Market under the symbol "USEG".

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
Reggie@usnrg.com